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                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


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                            Predictive Systems, Inc.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                               Filed by Predictive Systems, Inc.
                                                         Pursuant to Rule 14a-12
                                          of the Securities Exchange Act of 1934

                                       Subject Company: Predictive Systems, Inc.
                                                  Commission File No.: 000-30422


         The following is a press release issued by Predictive Systems, Inc. on April 11, 2003:

For Immediate Release                      Contacts: Cortney Rhoads/Jerry Walsh
                                                     Walsh Communications
                                                     212-221-4612
                                                     CORTNEY@WALSHCOM.COM
                                                     JERRY@WALSHCOM.COM


         PREDICTIVE SYSTEMS' SECURITY INTELLIGENCE SERVICES SOLD TO SAIC

   - Sale Was Reflected in Company's Previously Announced Acquisition by INS -

NEW YORK, NY - April 11, 2003 -Predictive Systems, Inc. (Nasdaq SC: PRDS) today announced the sale of the firm's Security Intelligence Services business unit, which includes Information Sharing and Analysis Centers (ISACs) and Open Source Intelligence (OSI) services, to Science Applications International Corporation
(SAIC). Total revenues associated with this business unit represented approximately $1.38 million in fiscal 2002. The closing of the sale to SAIC which is expected to take place early in the second quarter is subject to certain conditions, mainly the receipt of third party consents.

As consideration for the transaction, SAIC will pay Predictive Systems an aggregate of approximately 4.19 million shares of Predictive Systems common stock, and accordingly, Predictive Systems' common stock outstanding after the closing of the sale to SAIC will be reduced by approximately 4.19 million shares. As a result, Predictive Systems expects the consideration per share to be received pursuant to the previously announced INS merger to be approximately $0.46 per share, based on the number of shares and in the-money-options expected to be outstanding on the closing date of the INS merger. If the sale to SAIC does not close for any reason, however, the 4.19 million shares will remain outstanding and will be required to be included in the per share INS merger consideration calculation resulting in a decrease in the estimated price per share of the INS merger to approximately $0.42 per share. Furthermore, as previously disclosed, the consideration to be received by stockholders in the INS transaction is subject to additional adjustment based on Predictive Systems' net assets at closing.

Predictive Systems also announced the resignation of Shawn Kreloff, the company's Senior Vice President of Sales and Business Development who is leaving to pursue other interests. Predictive Systems thanks Mr. Kreloff for his dedicated service.

About SAIC
SAIC is the nation's largest employee-owned research and engineering company, providing information technology, systems integration and eSolutions to commercial and government customers. SAIC engineers and scientists work to solve complex technical problems in national and homeland security, energy, the environment, space, telecommunications, health care, transportation and logistics. With annual revenues of $6.1 billion, SAIC and its subsidiaries, including Telcordia Technologies, have more than 41,000 employees at offices in more than 150 cities worldwide. More information about SAIC can be found on the Internet at WWW.SAIC.COM.

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About Predictive Systems
Predictive Systems, Inc. (NASDAQ SC: PRDS) is a leading consulting firm focused on helping Fortune 1000 companies design, manage, and optimize smart, secure technology infrastructures that focus on measurable, business-driven results. As a full service security systems consulting firm, Predictive Systems addresses all three of the critical needs - business strategy, technical capability, and network management - of network security. Headquartered in New York City, Predictive Systems has regional offices throughout the United States. Predictive has a strong global presence, with offices located in the UK and the Netherlands. For additional information, please contact Predictive Systems at
(212) 659-3400 or visit WWW.PREDICTIVE.COM.

Predictive Systems, the Predictive Systems logo, BusinessFirst, and Global Integrity are trademarks or registered trademarks of Predictive Systems, Inc. All other brands or product names are trademarks or registered trademarks of their respective companies.

Additional Information
In connection with the INS merger, Predictive Systems will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission ("SEC"). STOCKHOLDERS OF PREDICTIVE SYSTEMS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations, Predictive Systems, Inc., 19 West 44th Street, New York, NY 10036 (Telephone: (212) 659-3400). In addition, documents filed with the SEC by Predictive Systems will be available free of charge at the SEC's web site at http://www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Predictive Systems in connection with the transaction, and their interests in the solicitation, will be set forth in a proxy statement that will be filed by Predictive Systems with the SEC.

This press release contains statements of a forward-looking nature relating to future events or future financial results of Predictive Systems. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. Statements concerning the completion of the SAIC and INS acquisition, the expected consideration per share to be received in the INS transaction, and whether the purchase price will be adjusted based on Predictive Systems' net assets, among others, are by nature "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) that involve a number of uncertainties and risks and cannot be guaranteed. Factors that could cause actual events or results to differ materially include the risk that the merger with INS or asset sale to SAIC may not be consummated in a timely manner, if at all, risks associated with estimating cash requirements and closing net assets, employee relations, risks relating to shifts in customer demand, and other risks concerning Predictive Systems that are detailed in its period filings with the SEC, including its most recent filings on Form 10-K and Form 10-Q.

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